EXHIBIT 5.1

DAVIDOFF HUTCHER & CITRON LLP

605 Third Avenue

New York, New York 10158

(212) 557-7200

August 18, 2023

Cosmos Health Inc.

141 West Jackson Boulevard, Suite 4236

Chicago, IL 60604

Re:            Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Cosmos Health Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the sale of up to 1,935,485 shares of its Common Stock of the Company, par value US$0.001 each (the “Common Stock”). The Common Stock will be offered and sold by the Selling Shareholders from time to time named in this registration statement pursuant to Rule 415 under the Securities Act in connection with the prospectus forming a part of a Registration Statement on Form S-3 under the Securities Act, originally filed with the Securities and Exchange Commission on this date by the Company (such registration statement as amended and supplemented), the “Registration Statement” and the prospectus contained therein (the “Prospectus”). The shares of Common Stock are issuable upon exercise of Common Warrants (the “Warrants”) sold under a Securities Purchase Agreement dated July 20, 2023 between the Company and institutional investors and existing Shareholders of the Company.

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto will have become effective, and the Common Stock will be sold in the manner described in the Registration Statement and the Prospectus relating thereto.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also reviewed such questions of law as we have deemed necessary or appropriate.

As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Common Stock to be issued by the Company has been duly authorized for issuance and, when issued and paid for, upon exercise of the Warrants will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The foregoing opinion is limited in all respect to the facts as they currently exist and the General Corporation Law of the State of Nevada (including the applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. We assume no obligations to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Davidoff Hutcher & Citron LLP
DAVIDOFF HUTCHER & CITRON LLP

EHL/taf

cc:     Cosmos Health Inc.